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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Spectranetics Corporation of our report dated May 27, 2014 relating to the financial statements of AngioScore Inc., which appears in The Spectranetics Corporation's Current Report on Form 8-K dated May 27, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP San Jose, California May 27, 2014

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS